Exhibit 99.1

NEWS NOT FOR IMMEDIATE RELEASE

VAREX ANNOUNCES PRIVATE OFFERING OF

$300 MILLION OF SENIOR SECURED NOTES

SALT LAKE CITY, September 22, 2020 – Varex Imaging Corporation (Nasdaq: VREX) today announced it has commenced a private offering (the “Offering”), subject to market and other conditions, of $300 million aggregate principal amount of senior secured notes due 2027 (the “notes”). Varex intends to use the net proceeds from the sale of the notes to pay in full all amounts outstanding under its existing credit facility, which includes its term loan and revolving credit facility, and for general corporate purposes. Concurrent with the proposed Offering, Varex expects to enter into a new senior secured asset-based revolving credit facility (the “ABL Credit Facility”) in an initial aggregate principal amount of up to $100 million.

The notes will be guaranteed on a senior secured basis, jointly and severally, by its existing and future domestic subsidiaries and certain foreign subsidiaries that will guarantee or borrow amounts under the ABL Credit Facility. The notes and the related guarantees will be secured by a first priority security interest in certain of its and the guarantors’ real property in addition to a lien on substantially all of its and the guarantors’ intellectual property, investment property, and general intangibles, and a second lien, junior to the lien that will secure obligations under the ABL Credit Facility, on accounts receivables, inventory, deposit accounts, securities accounts, intercompany loans, equipment, and related assets, in each case subject to certain exceptions and permitted liens.

The notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state or other securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. Varex plans to offer and issue the notes only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S. The notes will be subject to restrictions on transferability and resale and may not be transferred or resold except in compliance with the registration requirements of the Securities Act or pursuant to an exemption therefrom and in compliance with other applicable securities laws.

No Offer or Solicitation

This press release is neither an offer to sell nor a solicitation of an offer to buy the notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful. The Offering is made only by, and pursuant to, the terms set forth in the related offering circular. The Offering is not being made to persons in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

1678 S. Pioneer Road | Salt Lake City, UT 84104 | 801.972.5000

NEWS NOT FOR IMMEDIATE RELEASE

About Varex

Varex Imaging Corporation is a leading innovator, designer and manufacturer of X-ray imaging components, which include X-ray tubes, digital detectors and other image processing solutions that are key components of X-ray imaging systems. With a 70+ year history of successful innovation, Varex’s products are used in medical imaging as well as in industrial and security imaging applications. Global OEM manufacturers incorporate Varex’s X-ray sources, digital detectors, connecting devices and imaging software in their systems to detect, diagnose, protect and inspect. Headquartered in Salt Lake City, Utah, Varex employs approximately 2,000 people located at manufacturing and service center sites in North America, Europe, and Asia. For more information visit vareximaging.com.

Forward-Looking Statements

This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” and similar expressions also identify forward-looking statements. Forward-looking statements include, without limitation, statements relating to the intended use of the proceeds from the notes, the plan of sale of the notes, and the proposed new ABL Credit Facility.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company’s actual results to differ materially from those in the forward-looking statements.

Information regarding the factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2019, as well as the company’s other filings with the Securities and Exchange Commission. These forward-looking statements are based on information as of the date of this release. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

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For Information Contact:

Howard Goldman

Director of Investor & Public Relations

Varex Imaging Corporation

801.978.5274 | howard.goldman@vareximaging.com

1678 S. Pioneer Road | Salt Lake City, UT 84104 | 801.972.5000